UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2024

TEGNA Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-6961	16-0442930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8350 Broad Street Suite 2000
Tysons, Virginia		22102-5151
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 873-6600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value	TGNA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments to Fourth Restated Certificate of Incorporation and By-laws

On April 24, 2024, TEGNA Inc. (the “Company”) held the Company’s 2024 Annual Meeting of Shareholders (the “Annual Meeting”). As discussed in Item 5.07 below, at the Annual Meeting, the Company’s shareholders approved amendments (the “Charter Amendments”) to the Company’s Fourth Restated Certificate of Incorporation to include provisions relating to (i) a shareholder right to call a special shareholder meeting (the “Special Meeting Right”) and (ii) the exculpation of the Company’s officers under certain circumstances. These amendments became effective upon the filing of the Company’s Fifth Restated Certificate of Incorporation (“Restated Charter”) with the Secretary of State of the State of Delaware on April 24, 2024.

On April 23, 2024, the Board also approved amendments to the By-laws of the Company, which became effective concurrently with the effectiveness of the Restated Charter. The By-laws were amended to implement the Special Meeting Right and to provide certain procedural and informational requirements related to the Special Meeting Right.

The foregoing descriptions of the Charter Amendments and the amendments to the By-laws do not purport to be complete and are qualified in their entirety by reference to, respectively, the full text of the Restated Charter, a copy of which is attached as Exhibit 3.1 and is incorporated by reference herein, and the full text of the amended By-laws, a copy of which is attached as Exhibit 3.2 and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As described in Item 5.03 above, the Company held the Annual Meeting on April 24, 2024. Set forth below are each of the matters submitted to a vote of the Company’s shareholders at the Annual Meeting, and the certified voting results reported by the inspector of election, Computershare Inc. (“Computershare”).

As of the close of business on February 26, 2024, the record date for the Annual Meeting, 176,106,473 shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), were outstanding and entitled to vote. Based on the tabulation of the voting results from Computershare, 167,855,309 shares of Common Stock were voted in person or by proxy at the Annual Meeting, representing 95.31% percent of the shares of Common Stock entitled to be voted.

The tabulation of the voting results from Computershare for the matters submitted to a vote at the Annual Meeting is as follows:

(1) Election of Directors

Nominee	For	Against
Gina L. Bianchini	146,219,760	3,855,399
Howard D. Elias	143,613,629	6,522,529
Stuart J. Epstein	146,038,982	4,033,290
Karen H. Grimes	147,138,583	2,904,211
David T. Lougee	146,730,076	3,334,420
Scott K. McCune	143,217,166	6,842,642
Henry W. McGee	143,998,760	6,070,161
Neal B. Shapiro	143,423,991	6,648,035
Melinda C. Witmer	146,256,390	3,867,801

(2) Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions
165,878,691	1,361,329	615,289

(3) Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
135,035,138	14,631,082	875,824	17,313,264

(4) Approval of a Company proposal regarding the Shareholder Right to Call a Special Shareholder Meeting

Votes For	Votes Against	Abstentions	Broker Non-Votes
148,710,469.13	1,632,020	199,556	17,313,264

(5) Approval of a Company proposal regarding Officer Exculpation

Votes For	Votes Against	Abstentions	Broker Non-Votes
136,547,051	13,349,969	645,025	17,313,264

(6) Approval of a Shareholder proposal regarding Opportunity to Vote on Excessive Golden Parachutes

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,382,951	135,576,337	582,7567	17,313,264

Item 8.01 Other Events.

On April 24, 2024, the Company issued a press release confirming the results of the votes at the Annual Meeting, including election of its directors and approval of the Charter Amendments, in each case based on a preliminary vote count. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Fifth Restated Certificate of Incorporation of TEGNA Inc.
3.2	By-laws of TEGNA Inc., as amended through April 24, 2024
99.1	TEGNA Inc. Press Release, dated April 24, 2024
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEGNA Inc.

Date:	April 25, 2024	By:	/s/ Marc S. Sher
Vice President, Associate General Counsel and Secretary